UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Base Salary and Perquisites

Terex Corporation (“Terex” or the “Company”) announced that the base salary levels of its executive officers who experienced 10% reductions in March 2009, will be 100% restored, effective with the first full pay period beginning on or after January 1, 2010. Ronald M. DeFeo, the Company’s Chairman and Chief Executive Officer, voluntarily determined that he would not return to his previous base salary level, however, until it is more fully assured that Terex is on the path to financial recovery. This will be determined by the Company’s Compensation Committee.

Consistent with executive compensation market trends and practices at other organizations, after careful consideration by the Company’s Compensation Committee, on December 9, 2009, the Compensation Committee decided to change its perquisite practices for the Company’s executive officers.  Accordingly, effective January 1, 2010, the Company will be eliminating substantially all perquisites that apply only to its executive officers.  This will eliminate company paid automobiles, financial planning services, club memberships, use of private aircraft, any tax gross up on executive life insurance and other similar perquisites, but will not impact benefits that are also provided to the broader team member population such as company paid medical and life insurance, 401(k) match, wellness awards and other similar benefits. To compensate for the loss of these perquisites, the Compensation Committee approved base salary adjustments to each of the Company’s named executive officers effective January 1, 2010, as set forth below. As a result of these items, the annual base salary as of January 1, 2010 for each of the Company’s named executive officers will be the following:

Approximate Value of Perquisites Eliminated/	Annual Base Salary After Perquisite
Name	Corresponding Base Salary Adjustment	Adjustment and Salary Restoration
Ronald M. DeFeo	$100,000	$1,135,000
Thomas J. Riordan	$50,000	$840,000
Phillip C. Widman	$65,000	$600,000
Timothy Ford	$41,000	$498,000
Richard Nichols	$41,000	$471,000

Future Change in Control and Severance Agreements

The Compensation Committee has determined that any future Change in Control and Severance Agreements that the Company enters into in the future will not provide for a gross up payment if an excise tax is imposed on the change of control payments and benefits under Sections 280G and 4999 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2009

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel